UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): July 6, 2005


                             ASB Financial Corp.
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           (Exact name of registrant as specified in its charter)


            Ohio                      0-25906               31-1429488
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(State or other jurisdiction        (Commission           (IRS Employer
      of incorporation)             File Number)        Identification No.)


              503 Chillicothe Street, Portsmouth, Ohio    45662
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              (Address of principal executive offices)  (Zip Code)

     Registrant's telephone number, including area code:  (740) 354-3177
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        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 3 - Securities and Trading Markets

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing
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Rule or Standard; Transfer of Listing.
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      Please see the disclosure set forth below under Item 8.01 Other
Events.


Item 3.03   Material Modification to Rights of Securities Holders.
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      Please see the disclosure set forth below under Item 8.01 Other
Events.


Section 8 - Other Events

Item 8.01   Other Events.
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      On July 11, 2005, ASB Financial Corp. ("ASB") filed amendments to its
Articles of Incorporation with the Ohio Secretary of State to effect a 1-for-300 reverse stock split, followed immediately by a 300-for-1 forward stock split (together, the "Stock Splits"). The Stock Splits are part of a going-private transaction by ASB and the amendments were approved at a Special Meeting of the Shareholders of ASB held on July 8, 2005. All fractional shares resulting from the reverse stock split were cancelled in exchange for the right to receive $23.00 for each pre-split ASB common share held by the shareholder.

   In connection with the Stock Splits, on July 6, 2005, ASB sent a letter to the NASDAQ National Market requesting that ASB's common shares be delisted from the NASDAQ effective prior to the opening of the market on July 11, 2005.



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                                 SIGNATURES
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ASB FINANCIAL CORP.



                                       By: /s/ Robert M. Smith
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                                           Robert M. Smith
                                           President


Date: July 11, 2005


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